EXHIBIT 99

1129 Broad Street
Robert A. Stanger & Co., Inc.	Shrewsbury, NJ 07702-4314
Investment Banking	(732) 389-3600
FAX: (732) 389-1751
(732) 544-0779

August 15, 2005
The Board of Managers of
Triple Net Properties, LLC,
The Manager of
NNN 2002 Value Fund, LLC
1551 N. Tustin Avenue – Suite 200
Santa Ana, California 97205

Re:	Proposed Sale of Interest in Netpark
Gentlemen:
     We have been advised that NNN 2002 Value Fund LLC (the “Company”) is contemplating the commencement of a plan to liquidate the assets of the Company (the “Plan of Liquidation”) and distribute the net proceeds after the payment of transaction costs and liabilities to the unitholders of the Company (the “Unitholders”) in each of three classes, namely Class A, Class B and Class C. The real estate assets of the Company include interests in two income-producing properties as set forth in Exhibit 1 hereto (individually, a “Property” and collectively, the “Properties”).
     In connection with the contemplated Plan of Liquidation, we have been advised that the Company may enter into one or a series of transactions for the sale of the Properties owned by the Company, after conducting negotiations to establish commercially fair and reasonable terms for such transactions, to third party buyers or affiliates of the Company.
     We have also been advised that if the Company decides to pursue such Plan of Liquidation, the Company will obtain the approval of: (i) the board of managers of the Triple Net Properties, LLC the Manager of the Company (the “Board of Managers”); and (ii) Unitholders holding a majority in interest in the Company pursuant to a proxy statement to be provided to such Unitholders (the “Proxy Statement”). We have also been advised that such Proxy Statement will include the terms and conditions and consideration to be received by the Company in any transactions for which definitive agreements have been entered into as of the date of the Proxy Statement, and will include estimates prepared by management of the Company (“Management”) of: (1) the range of liquidation value for all the Company’s real estate assets and associated liabilities (the “Management’s Net Real Estate Liquidation Value Range Estimate”); and (2) an estimate prepared by Management of the range of expected per Unit distribution of proceeds from the Plan of Liquidation (“Management’s Estimated Per Unit Distribution Range”) for the Class A, Class B and Class C units, which estimate reflects Management’s best good faith estimate of such distributions taking into account provisions of the Company’s Operating Agreement and Management Agreement.

Robert A. Stanger & Co., Inc.
     We have further been advised that the Company has engaged third parties and solicited interest and attempted to market certain Properties to unaffiliated prospective buyers and, as of the date of this letter, has closed the following transaction, which is described in the Proxy Statement, with unaffiliated third parties for the sale of such asset (the “Third Party Transaction”):

Property	Sale Price
Bank of America West	$24,000,000
     We have been advised further that Management’s Net Real Estate Liquidation Value Range Estimate is $20,313,000 to $21,747,000, and that Management’s Estimated Per Unit Distribution Range is as follows, after considering a special distribution of cash during May, 2005 in the amount of $12,000,000:

	Low	High
Class A	$3,606	$3,810
Class B	$3,457	$3,649
Class C	$3,328	$3,509
     We have also been advised that the Company intends to make a distribution of cash, at or around the time of closing of the transactions relating to the Plan of Liquidation (the “Transactions”), approximately equal to the value of the net financial assets and liabilities of the Company in conformity with the provisions relating to liquidating distributions as set forth in the Operating Agreement, the Management Agreement and the agreements of all entities through which the Company holds interests in the Properties.
     The Board of Managers has considered certain matters relating to the Plan of Liquidation and the Transactions, and has requested that Robert A. Stanger & Co., Inc. (“Stanger”) provide to the Board of Managers: (1) its opinion as to the fairness from a financial point of view of the consideration received by the Company in the Third Party Transaction, as identified above; and (2) its opinion as to the reasonableness from a financial point of view of Management’s Net Real Estate Liquidation Value Range Estimate and Management’s Estimated Per Unit Distribution Range for each class of units. Stanger rendered such opinion in June, 2005.
     Subsequent to the rending of the initial opinion, the Board of Managers has advised us that the Company is considering a transaction in which the Company will sell its 50% interest in the Netpark property (“Netpark”) to tenant-in-common investors in a program sponsored by Triple Net Properties LLC, an affiliate of the Company. The Board of Managers has requested that Stanger prepare and render an appraisal report on Netpark, and render an opinion regarding the fairness, from a financial point of view, of the sales price of $33,000,000 (the “Netpark Consideration”) ascribed to the Company’s 50% interest in Netpark. This opinion issued as of the date of this letter solely addresses the fairness, from a financial point of view, of the Netpark Consideration to be received by the Company.

Robert A. Stanger & Co., Inc.
     Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include merger and acquisitions advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.
     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves partnerships, partnership and real estate investment trust (“REIT”) securities and the assets typically owned through partnerships and REITs including, but not limited to, real estate assets.
     In the course of our review to render this opinion, we have, among other things:
•	Reviewed a draft of the Proxy Statement related to the Plan of Liquidation, which draft the Company has indicated to be in substantially the form intended to be finalized and filed with the Securities and Exchange Commission and distributed to Unitholders;

•	Reviewed the Company’s annual report to unitholders filed with the Securities and Exchange Commission on Form 10-K for the year ending December 31, 2004, and the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended March 31, 2005 which reports Management has indicated to be the most current financial statements available;

•	Reviewed a rent roll for Netpark along with historical operating statements for the period of Company ownership as available, and the 2005 operating budget for Netpark, including capital expenditures, tenant improvement allowances and leasing commissions;

•	Performed a site visit of Netpark and made inquiries and reviewed information concerning local market conditions and competing properties;

•	Discussed with members of Management and the Property Manager conditions in office property markets in general, and the local market of Netpark, in particular, market conditions for the sale/acquisition of properties similar to those owned by the Company, the current and projected operation and performance of Netpark, the current debt encumbering Netpark, and the financial condition and future prospects of the Netpark;

•	Reviewed available published national surveys and certain other information relating to acquisition criteria for properties similar to Netpark;

Robert A. Stanger & Co., Inc.
•	Reviewed offering materials prepared by real estate brokers engaged by the Company to serve as real estate broker to identify qualified potential buyers, solicit interest and market Netpark;

•	Conducted such other analyses and inquiries, as we deemed appropriate.
     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information contained in the Proxy Statement or furnished or otherwise communicated to us by the Company, the Manager or the Property Manager. We have not performed an independent appraisal of the other assets and liabilities of the Company and have relied upon and assumed the accuracy of any estimates of potential environmental liabilities, physical condition and deferred maintenance contained in third party reports or provided to us by management, and the balance sheet value determinations for non-real estate assets and liabilities of the underlying real estate investments and the Company and any transaction expense and other adjustments thereto made by management to determine Management’s Net Real Estate Liquidation Value Range Estimate and Management’s Per Unit Distribution Range for the Class A, Class B and Class C Units. We have also relied on the assurance of the Company that any pro forma financial statements, projections, budgets, value or distribution estimates or adjustments provided or communicated to us, were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that the allocation of Consideration between the Unitholders of each class and the Manager and the fees associated with the Plan of Liquidation are consistent with the provisions of the Company’s Operating Agreement, Management Agreement, the agreements of any other entities through which the Company owns interests in the Properties; that no material change has occurred in the value of the assets or the information reviewed between the date such information was provided and the date of this letter; and that the Company, the Manager and the Property Manager are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect. Nothing has come to our attention that would lead us to believe that any of the foregoing is incorrect, incomplete or misleading in any material respect. We have assumed that: (i) the Company will maintain it’s status as a limited liability company for the entire period of the Plan of Liquidation and will meet any tests and will not incur any tax liabilities of any kind in connection with the failure to so comply with tax rules of any nature; (ii) the Company will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation, which are not accrued in Management’s Estimated Per Unit Distribution Range or funded by operating cash flow subsequent to the commencement of the Plan of Liquidation; (iii) the Company will not incur any contingency reserve in excess of Management’s estimate of such reserve at $ 300,000; (iv) the Company’s interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or expenses associated with any management agreement, tenant in common agreement or other program agreement or any discount relating to a minority interest or tenant in common interest, other than such fees and compensation as estimated by Management and authorized by the related agreements; (v) the Company will not incur any fines, penalties, assessment, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation, including, but not limited to that regulatory

Robert A. Stanger & Co., Inc.
investigation and litigation identified in the Proxy as: the SEC Investigation into the Matter of Triple Net Properties LLC, or potential shareholder litigation relating to the Plan of Liquidation or any other matter; (vi) the Company will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender or accept any consideration for the sale or exchange of any of it’s assets which has a market value which is less than the assets exchanged therefore, including any deferred, contingent or earn-out type consideration; (vii) the Company will not incur any costs associated with the assumption or prepayment of mortgages; (viii) the Company will not incur any transaction expenses which are not accrued in Management’s Estimated Per Unit Distribution Range or which will not be funded by cash flow from operations subsequent to the date of this letter; and (ix) the Company will not incur any additional wind down cost associated with the Plan of Liquidation which is in excess of the cash flow realized by the Company subsequent to the date hereof.
     We have not been engaged to, and therefore did not: (i) appraise the Company or the other assets and liabilities of the Company; (ii) select the method of determining the type or amount of consideration to be received in any Transaction; (iii) make any recommendation to the Company, the Board of Managers or the Unitholders of any class with respect to whether or not to pursue a Plan of Liquidation, whether to accept or reject any transaction, or the impact, tax or otherwise, of acceptance or rejection of any transaction or the Plan of Liquidation; (iv) express any opinion as to (a) the business decision to pursue a Plan of Liquidation, or alternatives to the Plan of Liquidation including, but not limited to, refinancing of the Properties or continuing the Company as a going concern; (b) the amount or allocation of expenses relating to the Plan of Liquidation or any transaction; (c) any terms of any transaction other than the Netpark Consideration; and (d) the rights of any unitholder or tenant-in-common interest holder to acquire any Property, to prevent the sale of any Property, or to retain a tenant-in-common interest in any Property; (v) provide any implied or explicit guarantee or warrantee that the amounts actually realized in a transaction involving the Real Estate Assets will be within Management’s Net Real Estate Liquidation Value Range Estimate and that the distributions per Unit resulting from the Plan of Liquidation will be within Management’s Estimated Per Share and Per Unit Distribution Range, which realized amounts may be higher or lower than the estimates. Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of our analysis and addresses the Netpark Consideration in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinions.
     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter: (i) the Netpark Consideration to be received by the Company from the sale of its interest in Netpark is fair to the Company from a financial point of view.

Robert A. Stanger & Co., Inc.
     This letter does not purport to be a complete description of the analyses performed or the matters considered in rendering this opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Board of Managers that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying these opinions. In rendering this opinion judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering the opinions are not readily susceptible to partial analysis or summary description.
Yours truly,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
August 15, 2005

Robert A. Stanger & Co., Inc.
Exhibit 1

Property Name	City	State
Net Park	Tampa	FL
Congress Center	Chicago	IL
Bank of America West	Las Vegas	NV [1]

[1]	Property was sold in March, 2005.